Luxfer Announces Third Quarter 2023 Financial Results; Initiates Strategic Review Third Quarter 2023 Highlights (all historical comparisons year-over-year; results exclude discontinued operations) • Net sales of $97.4 million decreased $2.8 million or 2.8% • GAAP diluted EPS from continuing operations of $0.06 loss compared to profit of $0.31 • Adjusted diluted EPS of $0.04 decreased $0.31 • Net loss from continuing operations of $1.5 million compared to Net income of $8.5 million • Adjusted EBITDA of $6.0 million decreased $10.1 million • Free cash flow of $8.9 million increased $7.6 million • Launched accelerated and expanded strategic review • Lowering full-year guidance MILWAUKEE, WI, October 25, 2023 -- Business Wire -- Luxfer Holdings PLC (NYSE: LXFR) (“Luxfer” or the “Company”), a global industrial company innovating niche applications in materials engineering, today announced financial results for the third quarter 2023, ended October 1, 2023. Third Quarter 2023 Consolidated Results Net sales of $97.4 million decreased $2.8 million from $100.2 million in the prior year period, including a negative $4.9 million impact from volume/mix, partially offset by a $2.0 million benefit from higher pricing. GAAP net loss from continuing operations was $1.5 million, or $0.06 loss per diluted share, compared to $8.5 million income, or $0.31 earning per diluted share, in the prior year period. Adjusted net income was $1.1 million, or $0.04 per diluted share, compared to $9.6 million, or $0.35 per diluted share, in the prior year period. Adjusted EBITDA of $6.0 million decreased $10.1 million, from $16.1 million. Foreign exchange reduced Adjusted EBITDA by $0.9 million. “Third quarter performance is in line with the preliminary results we published on October 11, and reflects the challenging macro environment and related weakening demand, as well as continued supply chain issues,” said Andy Butcher, Chief Executive Officer. “By end market, Defense, First Response & Healthcare, along with Transportation, grew revenues compared to last year, while General Industrial faced meaningful headwinds. We generated strong free cash flow in the quarter and reduced debt, further strengthening our balance sheet. We continue to take significant proactive actions to reduce costs and drive profitability as we navigate the broader circumstances associated with higher material costs, especially related to the disruption in our U.S. domestic magnesium supply, as well as an increasingly unhelpful macroeconomic environment. Importantly, our efforts to address these factors are beginning to gain traction. I want to thank all our employees for their continued dedication and hard work as we address the current landscape and deliver on our customers’ needs.”

Strategic Review As was also announced on October 11, Luxfer is accelerating and expanding its annual strategic review process, with the goal of driving improved financial performance and identifying opportunities to maximize value. To support its efforts and to ensure a rigorous, independent review, the Board of Directors has engaged a leading global investment bank to assist the Company in conducting a comprehensive process to thoroughly evaluate all of Luxfer’s businesses, its capital structure, and available alternatives to unlock and maximize value. Butcher added, “Luxfer’s Board and management team are fully aligned and committed to delivering long-term stakeholder value. As secular growth trends emerge and the global economy shifts, we want to ensure we are in the right markets and businesses to best leverage our unique value proposition and deliver strong financial performance and returns.” The comprehensive strategic review is ongoing, and the Company plans to provide an update on or before its fourth quarter and full year 2023 earnings call to be held in February 2024. Third Quarter 2023 Segment Results (all historical comparisons year-over-year; results exclude discontinued operations) Elektron Segment • Net sales of $52.7 million decreased $4.1 million, or 7.2%, from $56.8 million, due to unfavorable volume/mix and price partially offset by favorable foreign exchange • Adjusted EBITDA of $3.2 million decreased $9.5 million, or 74.8%, from $12.7 million, due to competitive pressures in Graphic Arts, unfavorable year-on-year price/cost comparisons and increased legal fees Gas Cylinders Segment • Net sales of $44.7 million increased $1.3 million, or 3.0%, from $43.4 million, due to favorable cost pass- through offset by volume/mix and adverse foreign exchange • Adjusted EBITDA of $2.8 million decreased $0.6 million, or 17.6%, from $3.4 million as cost pass-through and fixed-cost savings were offset by the impact from lower volume/mix and productivity, and adverse foreign exchange Capital Resources and Liquidity The Company generated free cash flow of $8.9 million in the third quarter, compared to $1.3 million in the prior year period. During the quarter, the Company paid $3.5 million in dividends, or $0.13 per ordinary share, and paid down $12.6 million of debt. At the end of the quarter, net debt totaled $78.7 million, resulting in a net debt to EBITDA ratio of 1.7x and available headroom on the revolving credit facility of $70.6 million. 2023 Guidance Based on performance in the first nine months of 2023 as well as the current outlook for customers and end markets, Luxfer expects fourth quarter 2023 adjusted earnings per share of $0.00 to $0.05. This implies full-year adjusted earnings per share of $0.51 to $0.56 compared to $0.88 to $1.00 previously stated. Given the strategic review process underway, the Company is withdrawing its previously communicated goal of $2.00 adjusted EPS in 2025. Conference Call Information Luxfer management will host a conference call at 8:30 a.m. U.S. Eastern Daylight Time (EDT) on Thursday, October 26, 2023, to review the Company’s quarterly results. The conference call can be accessed by dialing (800) 343-4136 or (203) 518-9814 for participants outside the U.S., using the conference ID code LXFRQ323. Please dial in at least 15 minutes prior to the start of the call to register. Please use the following link to access the webcast of the conference call: LXFR 3Q 2023 Webcast. A replay of the webcast and slides used in the presentation will be available in the Investor Relations section of the Luxfer website under Quarterly Reports and Presentations within two hours of call completion. A recording of the conference call will be available for replay two hours after the completion of the call and will remain accessible through November 9, 2023 at midnight Eastern Standard Time (EST). To access the recording, please dial (800) 695-2533 or (402) 530-9029 for participants outside the U.S.

Non-GAAP Financial Measures Luxfer Holdings PLC prepares its financial statements using U.S. Generally Accepted Accounting Principles (GAAP). When a company discloses material information containing non-GAAP financial measures, SEC regulations require that the disclosure include a presentation of the most directly comparable GAAP measure and a reconciliation of the GAAP and non-GAAP financial measures. Management’s inclusion of non-GAAP financial measures in this release is intended to supplement, not replace, the presentation of the financial results in accordance with GAAP. Luxfer management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and understand the Company’s performance. In addition, management may utilize non-GAAP financial measures as a guide in the Company’s forecasting, budgeting, and long-term planning process. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP. With respect to the Company’s 2023 adjusted earnings per share guidance, the Company is not able to provide a reconciliation of the non-GAAP financial measure to GAAP because it does not provide specific guidance for the various extraordinary, nonrecurring, or unusual charges and other certain items. These items have not yet occurred, are out of the Company’s control, and/or cannot be reasonably predicted. As a result, reconciliation of the non-GAAP guidance measure to GAAP is not available without unreasonable effort, and the Company is unable to address the probable significance of the unavailable information. Forward-Looking Statements This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Examples of such forward-looking statements include but are not limited to: (i) statements regarding the Company’s results of operations and financial condition; (ii) statements of plans, objectives or goals of the Company or its management, including those related to financing, products, services, and strategic planning; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “forecasts,” “goals,” “outlook,” and “plans,” and similar expressions are intended to identify forward- looking statements but are not the exclusive means of identifying such statements. By their very nature, forward- looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections, and other forward-looking statements will not be achieved. The Company cautions that several important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates, and intentions expressed in such forward-looking statements. These factors include but are not limited to: (a) lower than expected future sales, including as a result of decreasing demand and customer inventory management; (b) increasing competitive industry pressures; (c) general economic conditions or conditions affecting demand for the products and services it offers, both domestically and internationally, including as a result of post-Brexit regulation, being less favorable than expected; (d) worldwide economic and business conditions and conditions in the industries in which the Company operates, including impacts on its supply chain; (e) our ability to execute a turnaround plan in our Graphic Arts business to safeguard revenues and reduce costs; (f) fluctuations in the cost of raw materials, utilities, and other inputs; (g) currency fluctuations and hedging risks; (h) the Company’s ability to protect its intellectual property; (i) the significant amount of indebtedness the Company has incurred and may incur and the obligations to service such indebtedness and to comply with the covenants contained therein; and (j) continuing risks related to the impact of the global COVID-19 pandemic, such as the scope and duration of the outbreak, government actions, and restrictive measures implemented in response thereto, supply chain disruptions and other impacts to the business, and the Company’s ability to execute business continuity plans, as a result of the COVID-19 pandemic or otherwise. The Company cautions that the foregoing list of important factors is not exhaustive. These factors are more fully discussed in the sections entitled “Forward- Looking Statements” and “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the U.S. Securities and Exchange Commission on March 1, 2023. When relying on forward- looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and events. Forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise any such statement, whether because of new information, future events, or otherwise.

About Luxfer Holdings PLC Luxfer is a global industrial company innovating niche applications in materials engineering. Using its broad array of proprietary technologies, Luxfer focuses on value creation, customer satisfaction, and demanding applications where technical know-how and manufacturing expertise combine to deliver a superior product. Luxfer’s high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, clean energy, healthcare, transportation, and general industrial applications. For more information, please visit www.luxfer.com. Luxfer is listed on the New York Stock Exchange and its ordinary shares trade under the symbol LXFR. Contact Information Kevin Grant Vice President of Investor Relations and Business Development Investor.Relations@Luxfer.com

LUXFER HOLDINGS PLC

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

In millions, except share and per-share data	Third Quarter 2023	Third Quarter 2022	Year-to-date 2023	Year-to-date 2022
Net sales	**$ 97.4**	$ 100.2	**$ 309.1**	$ 306.7
Cost of goods sold	**(82.8)**	(77.0)	**(249.2)**	(233.6)
Gross profit	**14.6**	23.2	**59.9**	73.1
Selling, general and administrative expenses	**(11.3)**	(10.3)	**(36.6)**	(32.5)
Research and development	**(1.2)**	(1.0)	**(3.4)**	(3.5)
Restructuring charges	**(1.6)**	(0.3)	**(4.4)**	(2.0)
Acquisition and disposal related costs	**—**	—	**—**	(0.3)
Operating income	**0.5**	11.6	**15.5**	34.8
Net interest expense	**(1.6)**	(1.0)	**(4.7)**	(2.7)
Defined benefit pension credit / (charge)	**0.3**	0.2	**(8.0)**	0.9
(Loss) / income before income taxes	**(0.8)**	10.8	**2.8**	33.0
(Provision) / credit for income taxes	**(0.7)**	(2.3)	**1.1**	(7.2)
Net (loss) / income from continuing operations	**(1.5)**	8.5	**3.9**	25.8
Net income / (loss) from discontinued operations	**0.2**	(0.5)	**—**	(0.9)
Net (loss) / income	**$ (1.3)**	$ 8.0	**$ 3.9**	$ 24.9
(Loss) / earnings per share[1]				
Basic from continuing operations[2]	**$ (0.06)**	$ 0.31	**$ 0.14**	$ 0.94
Basic from discontinued operations[2]	**$ 0.01**	$ (0.02)	**$ —**	$ (0.03)
Basic	**$ (0.05)**	$ 0.29	**$ 0.14**	$ 0.91
Diluted from continuing operations[2]	**$ (0.06)**	$ 0.31	**$ 0.14**	$ 0.93
Diluted from discontinued operations[2]	**$ 0.01**	$ (0.02)	**$ —**	$ (0.03)
Diluted	**$ (0.05)**	$ 0.29	**$ 0.14**	$ 0.90
Weighted average ordinary shares outstanding				
Basic	26,895,968	27,295,862	26,913,771	27,403,844
Diluted	27,016,373	27,525,314	27,072,425	27,652,886

[1] The calculation of earnings per share is performed separately for continuing and discontinued operations. As a result, the sum of the two in any particular period may not equal the earnings-per-share amount in total.

[2] The loss per share for the third quarter of 2023 for continuing operations and the third quarter of 2022 and 2022 year-to-date for discontinued operations has not been diluted, since the incremental shares included in the weighted-average number of shares outstanding would have been anti-dilutive.

LUXFER HOLDINGS PLC CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) October 1, December 31, In millions, except share and per-share data 2023 2022 Current assets Cash and cash equivalents $ 1.2 $ 12.6 Restricted cash 0.3 0.3 Accounts and other receivables, net of allowances of $0.6 and $0.4, respectively 69.9 67.8 Inventories 109.8 111.1 Current assets held-for-sale 9.1 9.3 Total current assets 190.3 201.1 Non-current assets Property, plant and equipment, net 74.6 77.7 Right-of-use assets from operating leases 17.5 19.8 Goodwill 66.0 65.6 Intangibles, net 12.0 12.5 Deferred tax assets 2.9 3.0 Investments and loans to joint ventures and other affiliates 0.3 0.4 Pensions and other retirement benefits 29.3 27.0 Total assets $ 392.9 $ 407.1 Current liabilities Short-term debt $ 1.1 $ 25.0 Accounts payable 39.3 37.8 Accrued liabilities 21.1 29.4 Taxes on income 1.3 1.8 Current liabilities held-for-sale 4.2 5.0 Other current liabilities 13.3 11.2 Total current liabilities 80.3 110.2 Non-current liabilities Long-term debt 78.8 56.2 Pensions and other retirement benefits — 4.5 Deferred tax liabilities 11.4 9.9 Other non-current liabilities 17.0 19.0 Total liabilities 187.5 199.8 Shareholders' equity Ordinary shares of £0.50 par value; authorized 40,000,000 shares for 2023 and 2022; issued and outstanding 28,944,000 for 2023 and 2022 26.5 26.5 Additional paid-in capital 222.8 221.4 Treasury shares (22.4) (20.4) Company shares held by ESOP (0.9) (1.0) Retained earnings 110.1 120.2 Accumulated other comprehensive loss (130.7) (139.4) Total shareholders' equity 205.4 207.3 Total liabilities and shareholders' equity $ 392.9 $ 407.1

LUXFER HOLDINGS PLC CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) Year-to-date In millions 2023 2022 Operating activities Net income $ 3.9 $ 24.9 Net loss from discontinued operations — 0.9 Net income from continuing operations 3.9 25.8 Adjustments to reconcile net income to net cash provided / (used) by operating activities Depreciation 9.2 9.8 Amortization of purchased intangible assets 0.6 0.6 Amortization of debt issuance costs 0.3 0.4 Share-based compensation charges 2.0 1.8 Deferred income taxes 1.6 0.5 Gain on disposal of property, plant and equipment — (0.2) Asset impairment charges 2.7 — Defined benefit pension charge / (credit) 8.0 (0.9) Defined benefit pension contributions (2.1) — Changes in assets and liabilities Accounts and other receivables (0.6) (13.6) Inventories 1.2 (29.6) Current assets held-for-sale 0.4 (3.8) Accounts payable (0.9) 3.5 Accrued liabilities (8.7) 5.5 Current liabilities held-for-sale (0.7) 3.5 Other current liabilities (7.0) (1.9) Other non-current assets and liabilities 0.3 (4.6) Net cash provided / (used) by operating activities - continuing 10.2 (3.2) Net cash provided by operating activities - discontinued 0.1 — Net cash provided / (used) by operating activities 10.3 (3.2) Investing activities Capital expenditures (7.5) (5.2) Proceeds from sale of property, plant and equipment — 3.7 Net cash used by investing activities - continuing (7.5) (1.5) Net cash used by investing activities - discontinued (0.1) — Net cash used by investing activities (7.6) (1.5) Financing activities Repayment of short-term borrowings (25.0) — Net drawdown of long-term borrowings 22.5 31.7 Repurchase of deferred shares — (0.1) Repurchase of own shares (2.2) (6.9) Share-based compensation cash paid (0.3) (1.4) Dividends paid (10.5) (10.6) Net cash (used) / provided by financing activities (15.5) 12.7 Effect of exchange rate changes on cash and cash equivalents 0.3 (2.9) Net (decrease) / increase $ (12.5) $ 5.1 Cash, cash equivalents and restricted cash; beginning of year 12.9 6.4 Cash, cash equivalents and restricted cash; end of the third quarter 0.4 11.5 Supplemental cash flow information: Interest payments $ 4.8 $ 2.8 Income tax payments, net 2.8 2.2

LUXFER HOLDINGS PLC

SUPPLEMENTAL INFORMATION

SEGMENT INFORMATION (UNAUDITED)

	Net sales				Adjusted EBITDA			
	Third Quarter		Year-to-date		Third Quarter		Year-to-date	
In millions	2023	2022	2023	2022	2023	2022	2023	2022
Gas Cylinders segment	**$ 44.7**	$ 43.4	**$ 134.7**	$ 131.9	**$ 2.8**	$ 3.4	**$ 10.2**	$ 9.8
Elektron segment	**52.7**	56.8	**174.4**	174.8	**3.2**	12.7	**21.5**	39.3
Consolidated	**$ 97.4**	$ 100.2	**$ 309.1**	$ 306.7	**$ 6.0**	$ 16.1	**$ 31.7**	$ 49.1

	Depreciation and amortization				Restructuring charges			
	Third Quarter		Year-to-date		Third Quarter		Year-to-date	
In millions	2023	2022	2023	2022	2023	2022	2023	2022
Gas Cylinders segment	**$ 1.1**	$ 1.2	**$ 3.2**	$ 3.8	**$ 1.4**	$ 0.3	**$ 4.1**	$ 1.8
Elektron segment	**2.1**	2.1	**6.6**	6.6	**0.2**	—	**0.3**	0.2
Consolidated	**$ 3.2**	$ 3.3	**$ 9.8**	$ 10.4	**$ 1.6**	$ 0.3	**$ 4.4**	$ 2.0

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

(UNAUDITED)

	Third Quarter		Year-to-date	
In millions except per share data	2023	2022	2023	2022
Net (loss) / income from continuing operations	**$ (1.5)**	$ 8.5	**$ 3.9**	$ 25.8
Accounting charges relating to acquisitions and disposals of businesses:				
Amortization on acquired intangibles	**0.2**	0.2	**0.6**	0.6
Acquisition and disposal related costs	**—**	—	**—**	0.3
Defined benefit pension (credit) / charge	**(0.3)**	(0.2)	**8.0**	(0.9)
Restructuring charges	**1.6**	0.3	**4.4**	2.0
Share-based compensation charges	**0.7**	0.9	**2.0**	1.8
Tax impact of defined benefit pension settlement	**—**	—	**(4.9)**	—
Income tax on adjusted items	**0.4**	(0.1)	**(0.1)**	(0.7)
Adjusted net income	**$ 1.1**	$ 9.6	**$ 13.9**	$ 28.9
Adjusted (loss) / earnings per ordinary share				
Diluted (loss) / earnings per ordinary share	**$ (0.06)**	$ 0.31	**$ 0.14**	$ 0.93
Impact of adjusted items	**0.10**	0.04	**0.37**	0.12
Adjusted diluted earnings per ordinary share[1]	**$ 0.04**	$ 0.35	**$ 0.51**	$ 1.05

[1] For the purpose of calculating diluted earnings per share, the weighted average number of ordinary shares outstanding during the financial year has been adjusted for the dilutive effects of all potential ordinary shares and share options granted to employees, except where there is a loss in the period, then no adjustment is made.

LUXFER HOLDINGS PLC ADJUSTED EBITDA (UNAUDITED) Third Quarter Year-to-date In millions 2023 2022 2023 2022 Adjusted net income $ 1.1 $ 9.6 $ 13.9 $ 28.9 Add back: Tax impact of defined benefit pension settlement — — 4.9 — Income tax on adjusted items (0.4) 0.1 0.1 0.7 Provision / (credit) for income taxes 0.7 2.3 (1.1) 7.2 Interest expense 1.6 1.0 4.7 2.7 Adjusted EBITA $ 3.0 $ 13.0 $ 22.5 $ 39.5 Gain on disposal of PPE — — — (0.2) Depreciation 3.0 3.1 9.2 9.8 Adjusted EBITDA $ 6.0 $ 16.1 $ 31.7 $ 49.1 ADJUSTED EFFECTIVE TAX RATE (UNAUDITED) Third Quarter Year-to-date In millions 2023 2022 2023 2022 Adjusted net income $ 1.1 $ 9.6 $ 13.9 $ 28.9 Add back: Tax impact of defined benefit pension settlement — — 4.9 — Income tax on adjusted items (0.4) 0.1 0.1 0.7 Provision for income taxes 0.7 2.3 (1.1) 7.2 Adjusted income before income taxes $ 1.4 $ 12.0 $ 17.8 $ 36.8 Adjusted provision for income taxes 0.3 2.4 3.9 7.9 Adjusted effective tax rate 21.4% 20.0% 21.9% 21.5 % NET DEBT RATIO (UNAUDITED) Third Quarter In millions 2023 Cash and cash equivalents $ 1.2 Total debt (79.9) Net debt (78.7) Adjusted EBITDA previous twelve months 45.7 Net debt to EBITDA ratio 1.7

FREE CASH FLOW (UNAUDITED) Third Quarter Year-to-date In millions 2023 2022 2023 2022 Net cash provided by continuing operating activities $ 11.5 $ 3.6 $ 10.2 $ (3.2) Capital expenditures (2.6) (2.3) (7.5) (5.2) Free cash flow 8.9 1.3 2.7 (8.4)